SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)
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☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

MONEY4GOLD HOLDINGS, INC.
(Name of Registrant As Specified In Charter)
_______________________________________________

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MONEY4GOLD HOLDINGS, INC.
595 South Federal Highway, Suite 600
Boca Raton, Florida, 33432

August 18, 2008

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Money4Gold Holdings, Inc. (the "Company"), a Delaware corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of actions already approved by written consent of a majority of the voting stockholders and the Board.  Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, the following actions will not be effective until twenty (20) days after the date the Information Statement is mailed to the stockholders:

(1)
To authorize the Company's Board of Directors to amend our Articles of Incorporation in the State of Delaware to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to Two Hundred Million (200,000,000) shares of common stock at par value of $.0001 with no preemptive rights and to authorize Twenty Five Million (25,000,000) shares of preferred stock at par value of $.0001.

(2)
To authorize the Company's Board of Directors to amend our Articles of Incorporation in the State of Delaware to file a certificate of designation, thereby creating a Series A Preferred Stock, in substantially the form attached as Exhibit A hereto, with the State of Delaware setting forth the rights and preferences thereto.

The enclosed Information Statement is being mailed on or about August 18, 2008 to stockholders of record as of the close of business on July 23, 2008. You are urged to read the enclosed Information Statement in its entirety.

For the Board of Directors of
MONEY4GOLD HOLDINGS, INC.

By: /s/ Daniel Brauser
       DANIEL BRAUSER
       DIRECTOR

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT
MONEY4GOLD HOLDINGS, INC.
595 South Federal Highway, Suite 600
Boca Raton, Florida, 33432
 Phone: 561-544-2447

August 18, 2008

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders of the common stock (the “Shareholders”), par value $.0001 per share (the "Common Stock"), of Money4Gold Holdings, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders of the following:

(1)
On or about June 12, 2008 the Company received written consents in lieu of a meeting of Stockholders from holders of 74,994,315 shares representing approximately 81.8% of the 91,679,010 total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving an amendment to the Articles of Incorporation of the Company (the "Amendment"), to: (i) increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to two hundred million (200,000,000) shares of common stock at par value of $.0001 with no preemptive rights.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common which are currently authorized; (ii) to authorize the Company to have outstanding at any time twenty five million (25,000,000) shares of preferred stock at par value of $.0001; and (iii) to file a certificate of designation, thereby creating a Series A Preferred Stock, in substantially the form attached as Exhibit A hereto, with the State of Delaware setting forth the rights and preferences thereto.

On June 12, 2008, pursuant to Delaware General Corporation Law (“DGCL”), the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval. According to DGCL, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  The Majority Stockholders approved the action by written consent in lieu of a meeting on June 12, 2008, in accordance with the DGCL. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on July 23, 2008, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about August 18, 2008 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

2.	Annual Report on Form 10-K for the year ended December 31, 2007.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, June 12, 2008, the Company had 91,679,010 shares of common stock issued and outstanding.  Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On June 12, 2008 the holders of 74,994,315 shares representing approximately 81.8% of the 91,679,010 shares of common stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock owned as of June 12, 2008 by all persons (i) known to us who own more than 5% of the outstanding number of such shares, (ii) by all of our directors, and (iii) by all officers and directors of us as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)

Common Stock	Gary Moore	37,807,051	41.2%
Common Stock	Don Bratcher	37,187,264	40.6%

Officers and Directors As a Group		74,994,315	81.8%

 (1) The percent of class is based on 91,679,010 shares of common stock issued and outstanding as of June 12, 2008.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted as set forth herein.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

The consent of a majority of the voting shares of the Company was given for approving the amendment of the Company’s Articles of Incorporation to: (i) increase the number of the Company’s authorized shares of common stock from 75,000,000 shares to 200,000,000 shares; and (2) to file a certificate of designation, thereby creating a Series A Preferred Stock, in substantially the form attached as Exhibit A hereto, with the State of Delaware setting forth the rights and preferences thereto.

The form of Certificate of Amendment that will be filed with the Delaware Secretary of State is attached hereto as Exhibit B.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, TO AUTHORIZE SHARES OF PREFERRED STOCK AND TO DESIGNATE THE RIGHTS AND PREFERENCES OF THE PREFERRED STOCK.

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be one hundred million (100,000,000) shares of common stock with no preemptive rights, $.0001 par value.  On June 12, 2008, the Board of Directors approved an amendment to the Articles of Incorporation to authorize two-hundred million (200,000,000) shares of common stock and twenty-five million (25,000,000) shares of preferred stock. Each share of common stock is entitled to one vote. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the common stock or preferred stock.  These additional shares of common stock will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized. On June 12, 2008, the holders of a majority of the outstanding shares of common stock approved the amendment by written consent.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize one-hundred and twenty-five million (125,000,000) additional shares of common stock and create twenty-five million (25,000,000) shares of preferred stock.  If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of common and preferred stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The Company is also amending the Articles of Incorporation to authorize twenty-five million (25,000,000) shares of preferred stock.  Pursuant to the Certificate of Designation, the holders of Series A Preferred Stock are not entitled to vote on matters submitted to the shareholders.  Each share of Series A Preferred Stock is convertible into one share of our Common Stock at the election of the holder.

However, the holder shall not be entitled to convert that number of preferred shares, which when added to the sum of the number of shares of Common Stock previously beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the holder, would exceed 4.99% of the number of shares of Common Stock outstanding on the date of conversion, as determined in accordance with Rule 13d-1(j) of the 1934 Act.   Holders of Shares of Series A Preferred Stock are not entitled to receive any dividends declared by the Company’s Management. In the event of a liquidation, dissolution or winding up of the Company, holders of Shares of Series A Preferred Stock will be entitled to share ratably in the assets remaining after payment in full to creditors, and the Common Stock.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September 8, 2008.

By Order of the Board of Directors
By: /s/ Daniel Brauser
DANIEL BRAUSER President

EXHIBIT A

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES
OF THE
SERIES A PREFERRED STOCK
OF
MONEY4GOLD HOLDINGS, INC.

MONEY4GOLD HOLDINGS, INC., a Delaware Corporation (the “Corporation”), DOES HEREBY CERTIFY:

Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation’s Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution on June 12, 2008 (i) authorizing a series of preferred stock, par value $.0001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 25,000,000 shares of Series A Preferred Stock of the Corporation, as follows:

RESOLVED:  That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created. Such series is to be designated Series A Preferred Stock (the “Series A Preferred Stock”), to consist of 25,000,000 shares, par value $.0001 per share, which shall have the following preferences, powers, designations and other special rights;

1.           Voting.  The holders of the Series A Preferred Stock shall not be entitled to voting rights.

2.           Dividends.  The holders of Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

3.           Liquidation Preference.  The holders of Series A Preferred Stock shall not be entitled to a liquidation preference.

4.           Automatic Conversion.  Each share of Series A Preferred Stock shall be convertible into one share of the Company’s Common Stock at the election of the holder.

5.      Vote to Change the Terms of or Issue Series A Preferred Stock.  The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than fifty-one percent (51%) of the then outstanding shares of common stock shall be required for (i) any change to  the Corporation’s Articles of Incorporation that would amend, alter, change or repeal any of the preferences, limitations or relative rights of the Series A Preferred Stock.

6.           Notices.  In case at any time:

(a)           the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

(b)           there shall be any Internal Corporate Change affecting the rights of the Corporations shareholders;

then, in any one or more of such cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to the Registered Holders of the Series A Preferred Stock at the address of each such Holder as shown on the books of the Corporation, (i) at least twenty (20) Trading Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such subscription rights or for determining rights to vote in respect of any such Organic Change and (ii) in the case of any such Organic Change, at least twenty (20) Trading Days’ prior written notice of the date when the same shall take place.

Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change.

7.           Limitation on Conversion.  Notwithstanding anything to the contrary in this Agreement, in no event shall the holder be entitled to convert that number of preferred shares, which when added to the sum of the number of shares of Common Stock previously beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by the holder, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing Date, as determined in accordance with Rule 13d-1(j) of the 1934 Act.

8.         Record Owner. The Corporation may deem the person in whose name shares of Series A Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat him as, the absolute owner of the Series A Preferred Stock for all purposes, and the Corporation shall not be affected by any notice to the contrary.

9.         Register.  The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock or the Corporation itself, for the registration of the Series A Preferred Stock.  Upon any transfer of shares of Series A Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the Stock Register.

IN WITNESS WHEREOF, Daniel Brauser, the Chief Executive Officer of the Corporation, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has signed this Certificate of Designation as of this 23th day of July, 2008.

/s/ Daniel Brauser
Daniel Brauser